Materion Corporation Reports Record First Quarter 2023 Results and Raises 2023 Outlook

MAYFIELD HEIGHTS, Ohio - May 3, 2023 - Materion Corporation (NYSE: MTRN) today reported first quarter financial results, raised 2023 earnings guidance, and shared growth highlights.

First Quarter 2023 Highlights
•Net sales were $442.5 million; value-added sales1 increased 15% year over year to a first quarter record of $298.6 million
•Operating profit was $36.9 million; adjusted EBITDA2 was $53.4 million, or 17.9% of value-added sales, a 70-basis point margin expansion year over year
•Net income of $1.23 per share, diluted; adjusted earnings per share of $1.34, another first quarter record
•Raised adjusted earnings per share outlook to $5.60 - $6.00/share on strong performance expectations

Growth Highlights
*Delivered ninth consecutive quarter of double-digit organic sales and earnings growth
*Awarded a $12 million second order to supply critical materials for space propulsion systems, for a total value of $22 million this year
*Reached a significant milestone with Kairos Power, completing first shipment of Flibe as part of our next-gen clean energy partnership

“I am proud of our global team for delivering another record quarter of strong year-on-year growth in both sales and earnings,” Jugal Vijayvargiya, Materion President and CEO said. “Despite a challenging end-market environment, we delivered a ninth consecutive quarter of double-digit organic growth, demonstrating the continued power of our outgrowth initiatives.”

“As we look forward, we are continuing to execute on our customer-focused projects while driving consistent market outgrowth. At the same time, we are executing targeted operational excellence initiatives to address softer demand levels where market conditions warrant. We remain on track to deliver record results for the third consecutive year.”

FIRST QUARTER 2023 RESULTS
Net sales for the quarter were $442.5 million, compared to $449.0 million in the prior year period. Value-added sales were $298.6 million for the quarter, up 15% from the prior year driven by strong performance across several major end markets including aerospace, automotive and energy, as well as contribution from the precision clad strip project.
Operating profit for the quarter was $36.9 million and net income was $25.6 million, or $1.23 per diluted share, compared to operating profit of $19.6 million and net income of $14.0 million, or $0.68 per diluted share in the prior year period.
Excluding special items, detailed in the attached tables, adjusted EBITDA was $53.4 million in the quarter, compared to $44.6 million in the prior year. The increase was driven mainly by the strong top line growth.
Adjusted net income was $28.0 million excluding acquisition amortization, or $1.34 per diluted share, an increase of 12% compared to $1.20 per share in the prior year period.

OUTLOOK
Despite challenges surrounding the macroeconomic environment, we remain confident in our ability to execute and deliver another year of record results. With our strong start to the year coupled with our revised outlook, we are increasing our expected adjusted earnings per share range to $5.60 to $6.00, from our previously shared range of $5.50 to $5.90, an increase of 10% at the midpoint versus the prior year.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 7 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, May 3, 2023. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 545309. A replay of the call will be available until May 17, 2023 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 46834. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the company employs more than 3,400 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including the COVID-19 pandemic and the conflict between Russia and Ukraine; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2022 Annual Report on Form 10-K.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(Thousands, except per share amounts)	March 31, 2023	April 1, 2022
Net sales	$442,526	$449,045
Cost of sales	351,190	373,754
Gross margin	91,336	75,291
Selling, general, and administrative expense	40,336	41,662
Research and development expense	7,621	7,074
Restructuring expense (income)	664	1,076
Other — net	5,775	5,873
Operating profit	36,940	19,606
Other non-operating income—net	(730)	(1,169)
Interest expense — net	7,502	3,735
Income before income taxes	30,168	17,040
Income tax expense	4,580	3,021
Net income	$25,588	$14,019
Basic earnings per share:
Net income per share of common stock	$1.24	$0.69
Diluted earnings per share:
Net income per share of common stock	$1.23	$0.68
Weighted-average number of shares of common stock outstanding:
Basic	20,566	20,464
Diluted	20,887	20,724

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$15,243	$13,101
Accounts receivable, net	207,998	215,211
Inventories, net	434,485	423,080
Prepaid and other current assets	42,128	39,056
Total current assets	699,854	690,448
Deferred income taxes	3,335	3,265
Property, plant, and equipment	1,198,350	1,209,205
Less allowances for depreciation, depletion, and amortization	(728,788)	(760,440)
Property, plant, and equipment, net	469,562	448,765
Operating lease, right-of-use assets	62,352	64,249
Intangible assets, net	140,430	143,219
Other assets	22,183	22,535
Goodwill	320,268	319,498
Total Assets	$1,717,984	$1,691,979
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$27,727	$21,105
Accounts payable	126,866	107,899
Salaries and wages	22,077	35,543
Other liabilities and accrued items	44,186	54,993
Income taxes	4,669	3,928
Unearned revenue	20,292	15,496
Total current liabilities	245,817	238,964
Other long-term liabilities	14,255	12,181
Operating lease liabilities	57,424	59,055
Finance lease liabilities	14,068	13,876
Retirement and post-employment benefits	20,738	20,422
Unearned income	109,883	107,736
Long-term income taxes	812	665
Deferred income taxes	27,511	28,214
Long-term debt	405,482	410,876
Shareholders’ equity	821,994	799,990
Total Liabilities and Shareholders’ Equity	$1,717,984	$1,691,979

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(Thousands)	March 31, 2023	April 1, 2022
Cash flows from operating activities:
Net income	$25,588	$14,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	15,092	13,179
Amortization of deferred financing costs in interest expense	424	511
Stock-based compensation expense (non-cash)	2,250	1,699
Deferred income tax (benefit) expense	(52)	401
Changes in assets and liabilities:
Accounts receivable	7,538	(15,045)
Inventory	(12,081)	(28,129)
Prepaid and other current assets	(2,865)	(5)
Accounts payable and accrued expenses	(1,904)	(4,177)
Unearned revenue	254	(343)
Interest and taxes payable	657	1,874
Unearned income due to customer prepayments	7,724	—
Other-net	(4,520)	1,712
Net cash (used in) provided by operating activities	38,105	(14,304)
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(30,014)	(18,977)
Proceeds from sale of property, plant, and equipment	212	11
Net cash used in investing activities	(29,802)	(18,966)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	4,600	49,067
Repayment of debt	(3,907)	(3,839)
Principal payments under finance lease obligations	(799)	(686)
Cash dividends paid	(2,571)	(2,520)
Payments of withholding taxes for stock-based compensation awards	(3,614)	(2,717)
Net cash provided by financing activities	(6,291)	39,305
Effects of exchange rate changes	130	(260)
Net change in cash and cash equivalents	2,142	5,775
Cash and cash equivalents at beginning of period	13,101	14,462
Cash and cash equivalents at end of period	$15,243	$20,237

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	First Quarter Ended
(Millions)	March 31, 2023	April 1, 2022
Net Sales
Performance Materials	$187.0	$149.6
Electronic Materials	228.8	270.8
Precision Optics	26.7	28.6
Other	—	—
Total	$442.5	$449.0

Less: Pass-through Metal Cost
Performance Materials	$19.0	$20.5
Electronic Materials	124.9	168.6
Precision Optics	—	0.1
Other	—	0.7
Total	$143.9	$189.9

Value-added Sales (non-GAAP)
Performance Materials	$168.0	$129.1
Electronic Materials	103.9	102.2
Precision Optics	26.7	28.5
Other	—	(0.7)
Total	$298.6	$259.1

Gross Margin
Performance Materials(1)	$54.2	$37.3
Electronic Materials(1)	28.6	29.5
Precision Optics	8.5	8.5
Other	—	—
Total (1)	$91.3	$75.3
(1)Adjusted gross margin without special items impacting COGS for Performance Materials for the quarter ended April 1, 2022 was $39.9 million. Adjusted gross margin without special items impacting COGS for Electronic Materials for the quarter ended April 1, 2022 was $34.5 million. Consolidated adjusted gross margin without special items impacting COGS for the quarter ended April 1, 2022 was $82.9 million. There were no special items impacting gross margin in the first quarter of 2023.

	First Quarter Ended
(Millions)	March 31, 2023	April 1, 2022
Operating Profit
Performance Materials	$35.5	$19.1
Electronic Materials	9.7	8.0
Precision Optics	(0.4)	(0.7)
Other	(7.9)	(6.8)
Total	$36.9	$19.6

Non-Operating (Income) Expense
Performance Materials	$0.1	$0.2
Electronic Materials	—	—
Precision Optics	(0.2)	(0.2)
Other	(0.7)	(1.1)
Total	$(0.8)	$(1.1)

Depreciation, Depletion, and Amortization
Performance Materials	$7.4	$5.9
Electronic Materials	4.3	4.1
Precision Optics	2.9	2.7
Other	0.5	0.5
Total	$15.1	$13.2

Segment EBITDA
Performance Materials	$42.8	$24.8
Electronic Materials	14.0	12.1
Precision Optics	2.7	2.2
Other	(6.7)	(5.2)
Total	$52.8	$33.9

Special Items
Performance Materials	$—	$2.7
Electronic Materials	0.4	6.8
Precision Optics	0.2	0.2
Other	—	1.0
Total	$0.6	$10.7

Adjusted EBITDA Excluding Special Items
Performance Materials	$42.8	$27.5
Electronic Materials	14.4	18.9
Precision Optics	2.9	2.4
Other	(6.7)	(4.2)
Total	$53.4	$44.6
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5

Materion Corporation and Subsidiaries
Reconciliation of Net sales to Value-added sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Three Months Ended
(Millions)	March 31, 2023	% of VA	April 1, 2022	% of VA
Net sales	$442.5		$449.0
Pass-through metal cost	143.9		189.9
Value-added sales	$298.6		$259.1

Net income	$25.6	8.6%	$14.0	5.4%
Income tax expense	4.6	1.5%	3.0	1.2%
Interest expense - net	7.5	2.5%	3.7	1.4%
Depreciation, depletion and amortization	15.1	5.1%	13.2	5.1%
Consolidated EBITDA	$52.8	17.7%	$33.9	13.1%

Special items
Restructuring and cost reduction	$0.6	0.2%	$1.1	0.4%
Merger and acquisition costs	—	—%	9.6	3.7%
Total special items	0.6	0.2%	10.7	4.1%
Adjusted EBITDA	$53.4	17.9%	$44.6	17.2%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions and merger and acquisition costs. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6

Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Three Months Ended	Diluted	Three Months Ended	Diluted
(Millions)	March 31, 2023	EPS	April 1, 2022	EPS
Net income and EPS	$25.6	$1.23	$14.0	$0.68

Special items
Restructuring and cost reduction	0.6		1.1
Merger and acquisition costs	—		9.6
Provision for income taxes(1)	(0.7)		(2.3)
Total special items	(0.1)	(0.01)	8.4	0.40
Adjusted net income and adjusted EPS	$25.5	$1.22	$22.4	$1.08
Acquisition amortization (net of tax)	2.5	0.12	2.5	0.12
Adjusted net income and adjusted EPS excl. amortization	$28.0	$1.34	$24.9	$1.20
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA
(Unaudited)
Performance Materials
	Three Months Ended		Three Months Ended
(Millions)	March 31, 2023	% of VA	April 1, 2022	% of VA
Net sales	$187.0		$149.6
Pass-through metal cost	19.0		20.5
Value-added sales	$168.0		$129.1

EBITDA	$42.8	25.5%	$24.8	19.2%
Merger and acquisition costs	—	—%	2.7	2.1%
Adjusted EBITDA	$42.8	25.5%	$27.5	21.3%

Electronic Materials
	Three Months Ended		Three Months Ended
(Millions)	March 31, 2023	% of VA	April 1, 2022	% of VA
Net sales	$228.8		$270.8
Pass-through metal cost	124.9		168.6
Value-added sales	$103.9		$102.2

EBITDA	$14.0	13.5%	$12.1	11.8%
Restructuring and cost reduction	0.4	0.4%	0.8	0.8%
Merger and acquisition costs	—	—%	6.0	5.9%
Adjusted EBITDA	$14.4	13.9%	$18.9	18.5%

Precision Optics
	Three Months Ended		Three Months Ended
(Millions)	March 31, 2023	% of VA	April 1, 2022	% of VA
Net sales	$26.7		$28.6
Pass-through metal cost	—		0.1
Value-added sales	$26.7		$28.5

EBITDA	$2.7	10.1%	$2.2	7.7%
Restructuring and cost reduction	0.2	0.7%	0.2	0.7%
Adjusted EBITDA	$2.9	10.8%	$2.4	8.4%

Other
	Three Months Ended		Three Months Ended
(Millions)	March 31, 2023		April 1, 2022
EBITDA	$(6.7)		$(5.2)
Restructuring and cost reduction	—		0.1
Merger and acquisition costs	—		0.9
Adjusted EBITDA	$(6.7)		$(4.2)